Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of this 6th day of January, 2006 by and between Advanced Life Sciences, Inc., an Illinois corporation (“ALS”), and John L. Flavin (the “Executive”) to amend the terms of that certain Employment Agreement dated April 11, 2005 between ALS and the Executive (the “Agreement”).

WHEREAS, ALS and the Executive entered into the Agreement on April 11, 2005;

WHEREAS, the parties wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto, intending to be legally bound, agree as follows:

1.     Incorporation of the Agreement.  All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same was set forth in its entirety.  To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.               Amendment of the Agreement.  The Agreement is hereby amended as follows:

a.               Section 4(a) of the Agreement shall be deleted in its entirety and replaced with the following language:

“Salary.  The Company shall pay to the Executive an annual base salary of $220,000 (“Base Salary”), payable in substantially equal installments no less frequently than monthly in accordance with the Company’s applicable payroll practices.  The amount of Base Salary shall be reviewed annually by the Chief Executive Officer to determine whether to increase the Base Salary on a prospective basis and may be increased by the Compensation Committee of the Board without amendment to the Agreement.  The Executive’s Base Salary shall not be reduced after any increase, without the Executive’s consent.”

b.              Section 4(b) of the Agreement shall be deleted in its entirety and replaced with the following language:

“Bonus.  The Executive shall be eligible to participate throughout the Term in the Company’s annual bonus plan or any similar or successor bonus plan (“Bonus Plan”) in accordance with the Company’s compensation practices and the terms and provisions of the Bonus Plan.  During the 2006 fiscal year of the Company, the maximum bonus that the Executive may receive is $66,000. The maximum bonus amount shall be reviewed annually by the Chief Executive Officer to determine whether to increase the maximum bonus amount on a prospective basis and may be increased by the Compensation Committee of the Board without amendment to the Agreement.”

3.               Effectuation.  Except as amended by this Amendment, the provisions of the Agreement shall continue for all purposes without interruption and the Agreement shall remain in full force and effect. The amendment to the Agreement contemplated by this Amendment shall be deemed effective as of December 13, 2005.

4.               Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

[Signature Page to First Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

EXECUTIVE		ADVANCED LIFE SCIENCES, INC.

By:	/s/ John Flavin	By:	/s/ Michael Flavin
Name:	John L. Flavin	Name:	Michael T. Flavin
		Title:	Chief Executive Officer